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                                                                   Exhibit 10.39

           AMENDMENT TO THIRD PARTY PRIVATE LABEL INTERFACE AGREEMENT

THIS AMENDMENT TO THIRD PARTY PRIVATE LABEL INTERFACE AGREEMENT (this "AMENDMENT"), is entered into as of December 15, 2002 (the "AMENDMENT DATE") by and between Orbitz, LLC, a Delaware limited liability company ("ORBITZ"), and Pegasus Solutions, Inc., a Delaware corporation ("PEGASUS").

                                    RECITALS

WHEREAS, Orbitz and Pegasus entered into that certain Third Party Private Label Interface Agreement dated effective December 15, 2000, as amended (the "AGREEMENT"); and

WHEREAS, Orbitz and Pegasus wish to amend the Agreement as further provided herein.

                                    AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, Orbitz and Pegasus hereby agree as follows:

1. Initial capitalized terms not otherwise defined herein shall have the meanings given such terms in the Agreement.

     Section    of the Agreement is hereby amended to add the following
     additional definition:

     "MERCHANT INVENTORY. The hotel accommodation inventory which ORBITZ, or its designated intermediary or affiliate, sells at a marked-up rate to a customer on a pre-paid basis, with ORBITZ or its designated intermediary or affiliate acting as the merchant of record for the transaction."

3. Section 2.3 of the Agreement is hereby deleted and the following inserted in lieu thereof:

     "Orbitz agrees that for each month during the term of this Agreement at least [***] of all hotel reservations on Orbitz's Services for properties in the Online Distribution Database that are booked through the Worldspan, Sabre, Galileo, Amadeus, Pegasus, Worldres or Wizcom distribution systems during each calendar month shall be processed via the Reservation Function (the "Minimum Volume"). If Orbitz, either itself or through any third party, (a) implements any electronic means of booking or cancelling hotel reservations (other than through the Pegasus Services or through the Worldspan, Sabre, Galileo, Amadeus, Worldres or Wizcom distribution systems) directly from the Orbitz Services to the centralized computer reservations systems of any of the Designated Entities (a "Direct Connection") and (b) uses the Direct Connection to book or cancel hotel reservations, other than reservations for Merchant Inventory, the Minimum Volume shall increase to [***] while such Direct Connection is operational. For purposes of the preceding sentence, "Designated Entities" shall mean [***], but only so long as the particular entity is participating in the Reservation Function. Individual hotel properties operating under the name of a Designated Entity shall not be included in the definition of "Designated Entities."

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     Any calculation of the Minimum Volume commitment shall incorporate only hotel reservations booked via the Worldspan, Sabre, Galileo, Amadeus, Pegasus, Worldres or Wizcom distribution systems and shall not include hotel reservations booked with respect to Merchant Inventory. Implementation of any electronic means of booking or canceling hotel reservations directly from the Orbitz Services to the centralized computer reservations systems of any Designated Entities or hotel properties for the purpose of booking or canceling Merchant Inventory shall not constitute a "Direct Connection." Orbitz shall provide a report in a form acceptable to Pegasus verifying the Minimum Volume on or before the 30th business day of each month for the immediately preceding month. If Orbitz does not process the Minimum Volume of hotel reservations for three (3) consecutive calendar months, Pegasus shall have the right to terminate this Agreement at any time upon ninety (90) days written notice to Orbitz.

4.   Section 2.5 of the Agreement is hereby deleted in its entirety.

5. Section 2.6 of the Agreement is hereby deleted and the following inserted in lieu thereof:

     "RIGHTS TO USE ONLINE DISTRIBUTION DATABASE AND RESERVATION FUNCTION.

     (i) Pegasus hereby grants, and Orbitz accepts, the limited, worldwide, royalty-free, non-exclusive, non-transferable right to access, use and display the Reservation Function in conjunction with the Orbitz Services during the term of this Agreement solely for the purpose of determining room availability for specific dates, and making and canceling reservations, at hotels participating in the Reservation Function.

     (ii) Pegasus hereby grants, and Orbitz accepts, during the term of this Agreement the limited, worldwide, non-exclusive, royalty-free (except in the case of Section 3.1A(ii)), non-transferable right, either itself or through its third party agent acting as a service provider to Orbitz, to (a) access, use, and display information residing in the Online Distribution Database in conjunction with the Orbitz Services solely for the purposes of (I) displaying such information to end user accessors of the Orbitz Services or end user accessors of the services of Third Party Users, and (II) facilitating the making and canceling of hotel reservations, including hotel reservations booked for Merchant Inventory; and (b) download information residing in the Online Distribution Database, populate one or more Orbitz databases with such information, modify such information to the extent directed or permitted by the entity having the ability to grant the right to so modify, and use such information solely as permitted in the immediately preceding subsection (a). If Orbitz permits information downloaded by it from the Online Distribution Database to reside on the system or network of any third party acting as a service provider to Orbitz, Orbitz shall ensure that such third party is subject to restrictions regarding the use of such information at least as restrictive as those governing Orbitz' use as defined in this Agreement.

     (iii) Orbitz acknowledges and agrees that the Reservation Function and the Online Distribution Database are the sole and exclusive property of Pegasus or the hotels participating in the Online Distribution Database and may not be copied, downloaded, hyperlinked or in any manner used or redistributed in whole or in part except as expressly permitted by this Agreement. Pegasus and the hotels participating in the Online Distribution Database shall retain exclusive ownership of all right, title and

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             interest, including without limitation all intellectual property rights, in and to the Reservation Function, the Online Distribution Database and the information residing therein. Except for the rights granted by Pegasus to Orbitz pursuant to this SECTION 2.6, no right, title or interest of any kind in the foregoing is granted to Orbitz pursuant to this Agreement. The rights granted to Orbitz pursuant to this Section 2.6 shall terminate upon the termination of this Agreement; provided, however, that to the extent Orbitz has obtained a direct license from the entity having the right to grant such license to use hotel information downloaded from the Online Distribution Database and used to populate an Orbitz database, the term of which license extends beyond the termination of this Agreement, then Orbitz shall not be required to remove such information from the Orbitz database upon termination of this Agreement.

     (iv) Pegasus represents that it has the authority to grant the rights granted to Orbitz pursuant to this SECTION 2.6.

     (v) Orbitz acknowledges that hotels participating in the Online Distribution Database may remove their information from the database and/or cease to participate in the Reservation Function at anytime without prior notice."

6.   Section 2.8 of the Agreement is hereby deleted in its entirety.

7. Section 2.9(v) of the Agreement is hereby deleted and the following inserted in lieu thereof:

     "each Agreement with a Third Party User permitting access to and use of the Online Distribution Database and the Reservation Function must contain
     Section 9.1 of this Agreement, must not contain any provision inconsistent with this Agreement and must terminate upon the termination of this Agreement for whatever reason."

8.   A new Section 2.13 is hereby inserted into the Agreement as follows:

     "PRIOR NOTICE.

     (i) Each party hereto will use commercially reasonable efforts to promptly determine whether any planned modifications or enhancements to that party's functionality, applications, databases or systems will result in a significant increase in (a) the message traffic load on the Pegasus Services or (b) the number of hotel reservations processed through use of the Pegasus Services. If such party determines that such modifications or enhancements will have such an impact or result in such an increase, such party shall notify the other party (which may include notice via email) of such determination as soon as practicable following such determination.

     (ii) Orbitz will use commercially reasonable efforts to provide advance notice to Pegasus of each lodging-related advertising campaign or promotion undertaken by Orbitz during the term of this Agreement; provided that such notice may be provided via email at the same time Orbitz circulates notice of such advertising campaign or promotion internally and such notice shall constitute reasonable advanced notice.

     (iii) Prior to conducting any test involving the Interface, Orbitz shall determine if in its reasonable discretion, such test will have a material negative impact on Pegasus'

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             systems. In the event that Orbitz determines that such test could cause such an impact, then it will provide Pegasus with at least three (3) days prior notice of its desire to conduct such a test. Orbitz will abide by any reasonable restrictions placed on such testing by Pegasus with respect to the time, date and duration of any such test."

9. Section 3.1 of the Agreement is hereby deleted and the following inserted in lieu thereof:

     "NET RESERVATION FEE. Subject to the provisions of Exhibit A-1 hereto under the heading "Orbitz Transactional Efficiency", Pegasus shall pay a Net Reservation fee for each Net Reservation processed during a given calendar month as follows:

     (i) Beginning on December 15, 2002, and continuing through [***], U.S. [***] per Net Reservation; and

     (ii) Beginning on [***], and for each month thereafter during the term hereof, U.S. [***] per Net Reservation."

10.  A new Section 3.1 A is hereby inserted into the Agreement as follows:

     "FAILURE TO FULFILL MINIMUM VOLUME. Notwithstanding Section 3.1 hereof, during any calendar month in which Orbitz fails to achieve the Minimum Volume set forth in Section 2.3 above, Pegasus shall not pay any amount to Orbitz pursuant to Section 3.1 hereof with respect to that calendar month. Pegasus' rights under this Section 3.1 A shall constitute Pegasus' sole and exclusive remedy with respect to any failure by Orbitz to meet the Minimum Volume, subject to Pegasus' termination right set forth in Section 2.3 above, which if exercised shall be Pegasus' sole and exclusive remedy for Orbitz' refusal or failure to maintain the Minimum Volume."

11.  A new Section 3.1B is hereby inserted into the Agreement as follows:

     "TECHNICAL/PROFESSIONAL SERVICES FEE. If Orbitz submits a written request for Pegasus to perform technical or professional services for any purpose other than support and maintenance of the then-current Pegasus Services, Pegasus shall create a statement of work for such services and upon agreement to and execution by the parties of such statement of work, Orbitz shall pay Pegasus on a time and materials basis at Pegasus' then-standard hourly rate for such technical and/or professional services (not to exceed [***] per hour) for each hour expended by Pegasus personnel, plus actual expenses incurred (at cost and without mark-up) by Pegasus, in performance of such statement of work."

12.  A new Section 3.1C is hereby inserted into the Agreement as follows:

     "TRANSACTIONAL EFFICIENCY PAYMENTS. Orbitz shall pay to Pegasus the amounts, if any, due from Orbitz in accordance with the provisions of Exhibit A-1 hereto".

13.  A new Section 3.1D is hereby inserted into the Agreement as follows:

     "VOLUME-BASED RIGHT TO TERMINATE. If the number of Net Reservations is less than [***] during each of [***] consecutive calendar months, Pegasus shall have the right to terminate the rights granted to Orbitz pursuant to
     Section 2.6(ii) of this Agreement at any

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     time upon ninety (90) days written notice to Orbitz."

14. Section 3.2 of the Agreement is hereby amended to include the following additional provisions:

     "In addition to Orbitz' termination rights under Section 5.1, payment of the aforementioned service level fees shall be Orbitz' sole and exclusive remedies with respect to any failure by Pegasus to meet any of the service level requirements set forth on Exhibit A."

15.  A new Section 3.A is hereby inserted into the Agreement as follows:

     "Following any month with respect to which Pegasus owes service level fees, Pegasus may, subject to availability of placements on the Orbitz Services as determined in Orbitz' sole reasonable discretion, select advertising placements at a price that is [***] off Orbitz' then-current rate card (an "Ad Purchase"), and shall be entitled to apply the amount of the service level fees owed toward an Ad Purchase for a period of not more than ninety
     (90) days following the end of the month to which such service level fees are attributable."

16. The words "9% or 3/4% per month" in Section 3.6 shall be replaced with the words "12% or 1% per month."

17. Section 4. of the Agreement is hereby deleted and the following inserted in lieu thereof:

     "TERM OF AGREEMENT. The initial term of this Agreement, unless earlier terminated pursuant to the provisions of this Agreement, shall continue through December 15, 2004."

18. Section 5.1 of the Agreement is hereby amended to add the following additional provision

     "If (i) Pegasus fails to meet the System Availability requirement set forth on Exhibit A hereto for three consecutive months or (ii) System Availability falls below [***] in any month, Orbitz shall have the right to terminate this Agreement at any time upon thirty (30) days written notice to Pegasus."

19. The third sentence of Section 7.2 of the Agreement is hereby deleted in its entirety.

20.  Section 6.1(iii) is hereby deleted in its entirety.

21. Section 10.3 of the Agreement is hereby amended to include the following additional provision:

     "Notwithstanding the foregoing, if a Pegasus Change in Control occurs, Orbitz may terminate this Agreement upon thirty (30) days prior written notice. For purposes of this provision "Pegasus Change in Control" means an event in which Pegasus becomes controlled by, or an affiliate of, an Orbitz Competitor. For purposes of this provision "controlled" by means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, or by contract). For purposes of this provision "Orbitz Competitor" means Amadeus Global Travel Distribution S.A., Sabre Inc. (including Easy Sabre, Travelocity, Site59 and GetThere), Hotels.com, Expedia Inc. (including Travelscape), and

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     Cendant Corporation (including TheTrip.com, CheapTickets.com, and Galileo
     International), and all subsidiaries and affiliates of, and any successor entity to, any of the foregoing."

22. Section 10.9 of the Agreement is hereby deleted and the following inserted in lieu thereof:

     "INSURANCE. At no cost to Orbitz, Pegasus shall obtain and maintain commercial general liability insurance ("CGL Insurance") from one or more companies having an A.M. Best's Rating of A-VII or better. The CGL Insurance maintained by Pegasus shall have minimum limits of $2,000,000 bodily injury and property damage per occurrence; shall be occurrence based; and shall include personal injury coverage.

23. Exhibit A of the Agreement is hereby deleted and the new Exhibit A, attached hereto, inserted in lieu thereof.

24.  [***]

25. REVOCATION OF TERMINATION. Upon execution of this Amendment, the notice of termination of the Agreement provided by Orbitz to Pegasus on October 15, 2002 shall be revoked and shall have no effect.

26. CONTINUING EFFECT. Except as amended or modified by this Amendment, the Agreement and its provisions shall continue in full force and effect as originally executed.


IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of date first above written.

ORBITZ, LLC                               PEGASUS SOLUTIONS, INC.


By: /s/ STEVE HAFNER                      By:  /s/ KEVIN P. SHORT
   --------------------------------           ----------------------------------

Name:   STEVE HAFNER                      Name:    KEVIN P. SHORT
     ------------------------------            ---------------------------------

Title: Exec. Vice President               Title:   Sr Vice President
      -----------------------------             --------------------------------

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                                     EXHIBIT A

                            SERVICE LEVEL REQUIREMENTS

SYSTEM AVAILABILITY

Requirement:   System Availability will be [***] measured by calendar month.

Definitions:   "System Availability" is defined as [***].

Measurement:   [***]

Scheduled:     [***]

SERVICE LEVEL FEES

If System Availability is less than [***] during any calendar month, Pegasus shall pay to Orbitz with respect to such month an amount equal to [***] multiplied by the number of Net Reservations attributable to such month.

PROBLEM RESOLUTION PROCEDURES:

Severity levels shall be designated by Orbitz in good faith.

Severity System down completely or transaction or request throughput is significantly degraded- 30 minute response time, commitment to fix in 2 hours. Pegasus will update the Orbitz POC (Point of Contact - NOC) at a minimum of every 30 minutes. Within 5 business days of resolution, Pegasus will deliver to Orbitz a written analysis detailing the causes of the incident.

Severity 2:    Serious business impact - e.g., message returns not meeting these service levels (1 hour response time, commitment to fix in 4 hours and confirmation when resolved). Pegasus will update the Orbitz POC (Point of Contact - NOC) at a minimum of every 60 minutes. Within 5 business days of resolution, Pegasus will deliver to Orbitz a written analysis detailing the causes of the incident.

Severity 3:    Nuisance - e.g., unable to retrieve non-critical backup
               information (same day response time, commitment to resolve in one week, with daily updates). All non-emergency types of requests submitted to customer service will be acknowledged and responded to with a turnaround time within 2 business days. Escalation for items not acknowledged or resolved would be to contact the account manager.

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                                 EXHIBIT A-1

                       ORBITZ TRANSACTIONAL EFFICIENCY

                                    [***]


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